UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2012

CommerceTel Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

8929 Aero Drive, Suite E
San Diego, CA 92123
 (Address of principal executive offices) (zip code)

(866)622-4261
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Louis A. Brilleman, Esq.
1140 Avenue of the Americas, 9th Floor
New York, New York 10036
Phone: (212) 584-7805
Fax: (646) 380-6899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On February 1, 2012, the Board of Directors of CommerceTel Corporation (the “Company”) appointed Tim Schatz to be the Company’s Chief Financial Officer.

Since January 2010, Mr. Schatz has been the Director of Finance and subsequently Vice President of Finance for CommerceTel Corporation and its predecessor, CommerceTel Inc.  From 2008 to 2009, Mr. Schatz functioned as Corporate Accounting Manager for Locallife USA, a San Diego startup involved with local internet search engine technology and local small business marketing strategies.  Until 2008, Mr. Schatz spent 13 years with Enterprise Rent-A-Car, with the final 6 years as Regional Business Manager / Controller of the Inland Empire Los Angeles region, encompassing 40 locations and over 300 employees.  Mr. Schatz graduated with a Bachelor of Science in Accountancy from San Diego State University.

Mr. Schatz will be paid an annual salary of $100,000.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCETEL CORPORATION

February 7, 2012	By:	/s/ Dennis Becker Dennis Becker Chief Executive Officer